                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      -----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-61617) and the Registration Statement on Form S-8 (No. 333-30229) of United Water Resources of our report dated February 25, 1999, appearing on page 34 of this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-61617).



PRICEWATERHOUSECOOPERS LLP
New York, New York
March 23, 1999

                                      117